Exhibit 99.1
CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY
GAAP BASIS *

	2010		2010		2009	2009	2009
(in millions, except per share data and as noted) (unaudited)	Q2		Q1		Q4	Q3	Q2
Earnings
Net Interest Income	$3,097		$3,228		$1,954	$2,005	$1,945
Non-Interest Income (1)	$807	(7)	$1,061	(7)(8)	$1,412	$1,553	$1,232	(9)
Total Revenue (2)	$3,904		$4,289		$3,366	$3,558	$3,177
Provision for Loan Losses	$723		$1,478		$844	$1,173	$934
Marketing Expenses	$219		$180		$188	$104	$134
Restructuring Expenses (3)	$-		$-		$32	$26	$44
Operating Expenses (4)	$1,781		$1,667		$1,728	$1,672	$1,744	(10)
Income Before Taxes	$1,181		$964		$574	$583	$321
Effective Tax Rate	31.2%		25.3%		29.6%	25.0%	28.7%
Income From Continuing Operations, Net of Tax	$812		$720		$404	$437	$229
Loss From Discontinued Operations, Net of Tax	$(204	)(7)	$(84	)(7)	$(28)	$(43)	$(6)
Net Income	$608		$636		$376	$394	$223
Net Income (Loss) Available to Common Shareholders (A)	$608		$636		$376	$394	$(277	) (11)
Common Share Statistics
Basic EPS: (B)
Income (Loss) From Continuing Operations	$1.79		$1.59		$0.90	$0.97	$(0.64)
Loss From Discontinued Operations	$(0.45)		$(0.18)		$(0.07)	$(0.09)	$(0.01)
Net Income (Loss)	$1.34		$1.41		$0.83	$0.88	$(0.66)
Diluted EPS: (B)
Income (Loss) From Continuing Operations	$1.78		$1.58		$0.89	$0.96	$(0.64)
Loss From Discontinued Operations	$(0.45)		$(0.18)		$(0.06)	$(0.09)	$(0.01)
Net Income (Loss)	$1.33		$1.40		$0.83	$0.87	$(0.66)
Dividends Per Common Share	$0.05		$0.05		$0.05	$0.05	$0.05
Tangible Book Value Per Common Share (period end) (C)	$24.89		$22.86		$27.72	$26.86	$24.95
Stock Price Per Common Share (period end)	$40.30		$41.41		$38.34	$35.73	$21.88
Total Market Capitalization (period end)	$18,228		$18,713		$17,268	$16,064	$9,826
Common Shares Outstanding (period end)	452.3		451.9		450.4	449.6	449.1
Shares Used to Compute Basic EPS	452.1		451.0		450.0	449.4	421.9
Shares Used to Compute Diluted EPS	456.4		455.4		454.9	453.7	421.9
Reported Balance Sheet Statistics (period average)
Average Loans Held for Investment	$128,203		$134,206		$94,732	$99,354	$104,682
Average Earning Assets	$174,650		$181,881		$143,663	$145,280	$150,804
Total Average Assets	$199,329		$207,207		$169,856	$173,428	$177,628
Average Interest Bearing Deposits	$104,163		$104,018		$101,144	$103,105	$107,033
Total Average Deposits	$118,484		$117,530		$114,598	$115,882	$119,604
Average Equity	$24,526		$23,681		$26,518	$26,002	$27,668	(12), (13)
Return on Average Assets (ROA)	1.63%		1.39%		0.95%	1.01%	0.52%
Return on Average Equity (ROE)	13.24%		12.16%		6.09%	6.72%	3.31%
Return on Average Tangible Common Equity (D)	30.97%		29.98%		13.02%	14.75%	6.75%
Reported Balance Sheet Statistics (period end)
Loans Held for Investment	$127,140		$130,115		$90,619	$96,714	$100,940
Total Assets (E)	$197,479		$200,691		$169,622	$168,432	$171,948
Interest Bearing Deposits	$103,172		$104,013		$102,370	$101,769	$104,121
Total Deposits	$117,331		$117,787		$115,809	$114,503	$116,725
Tangible Assets(E) (F)	$183,468		$186,647		$155,516	$154,315	$157,782
Tangible Common Equity (TCE) (E) (G)	$11,259		$10,330		$12,483	$12,075	$11,204
Tangible Common Equity to Tangible Assets Ratio (E) (H)	6.14%		5.53%		8.03%	7.82%	7.10	% (12)
Performance Statistics (Reported) Quarter over Quarter
Net Interest Income Growth (5)	(4)%		65%		(3)%	3%	8%
Non- Interest Income Growth (5)	(24)%		(25)%		(9)%	26%	13%
Revenue Growth (5)	(9)%		27%		(5)%	12%	10%
Net Interest Margin	7.09%		7.10%		5.44%	5.52%	5.16%
Revenue Margin	8.94%		9.43%		9.37%	9.80%	8.43%
Risk-Adjusted Margin (I)	5.01%		4.99%		6.07%	6.69%	5.46%
Non-Interest Expense as a % of Average Loans Held for Investment (annualized)	6.24%		5.50%		8.23%	7.25%	7.34%
Efficiency Ratio (J)	51.23%		43.06%		56.92%	49.92%	59.11%
Asset Quality Statistics (Reported) (6)
Allowance	$6,799		$7,752		$4,127	$4,513	$4,482
Allowance as a % of Reported Loans Held for Investment	5.35%		5.96%		4.55%	4.67%	4.44%
Net Charge-Offs	$1,717		$2,018		$1,185	$1,128	$1,117
Net Charge-Off Rate	5.36%		6.01%		5.00%	4.54%	4.28%
30+ day performing delinquency rate	3.81%		4.22%		4.13%	4.12%	3.71%
Full-time equivalent employees (in thousands)	25.7		25.9		25.9	26.0	26.6

* Effective January 1, 2010, Capital One prospectively adopted two new accounting standards that resulted in the consolidation of the majority of the Company's credit card securitization trusts. The adoption of these new accounting standards resulted in the addition of approximately $41.9 billion of assets, consisting primarily of credit card loan receivables, and a reduction of $2.9 billion in stockholders' equity as of January 1, 2010. As the new accounting standards were adopted prospectivley, prior period results have not been adjusted.  See the accompanying schedule "Impact of Adopting New Accounting Guidance." While the adoption of these new accounting standards has a significant impact on the comparability of the Company's GAAP financial results prior to and subsequent to adoption, the Company's reported GAAP results after adoption are now comparable to the prior  "managed" results.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY
MANAGED BASIS * (for 2009 data)

	2010		2010		2009	2009	2009
(in millions, except per share data and as noted) (unaudited)	Q2		Q1		Q4	Q3	Q2
Earnings
Net Interest Income	$3,097		$3,228		$3,170	$3,212	$2,957
Non-Interest Income (1)	$807	(7)	$1,061	(7)(8)	$1,199	$1,373	$1,190	(9)
Total Revenue (2)	$3,904		$4,289		$4,369	$4,585	$4,147
Provision for Loan and Lease Losses	$723		$1,478		$1,847	$2,200	$1,904
Marketing Expenses	$219		$180		$188	$104	$134
Restructuring Expenses (3)	$-		$-		$32	$26	$44
Operating Expenses (4)	$1,781		$1,667		$1,728	$1,672	$1,744	(10)
Income Before Taxes	$1,181		$964		$574	$583	$321
Effective Tax Rate	31.2%		25.3%		29.6%	25.0%	28.7%
Income From Continuing Operations, Net of Tax	$812		$720		$404	$437	$229
Loss From Discontinued Operations, Net of Tax	$(204	)(7)	$(84	)(7)	$(28)	$(43)	$(6)
Net Income	$608		$636		$376	$394	$223
Net Income (Loss) Available to Common Shareholders (A)	$608		$636		$376	$394	$(277	)(11)
Common Share Statistics
Basic EPS: (B)
Income (Loss) From Continuing Operations	$1.79		$1.59		$0.90	$0.97	$(0.64)
Loss From Discontinued Operations	$(0.45)		$(0.18)		$(0.07)	$(0.09)	$(0.01)
Net Income (Loss)	$1.34		$1.41		$0.83	$0.88	$(0.66)
Diluted EPS: (B)
Income (Loss) From Continuing Operations	$1.78		$1.58		$0.89	$0.96	$(0.64)
Loss From Discontinued Operations	$(0.45)		$(0.18)		$(0.06)	$(0.09)	$(0.01)
Net Income (Loss)	$1.33		$1.40		$0.83	$0.87	$(0.66)
Dividends Per Common Share	$0.05		$0.05		$0.05	$0.05	$0.05
Tangible Book Value Per Common Share (period end) (C)	$24.89		$22.86		$27.72	$26.86	$24.95
Stock Price Per Common Share (period end)	$40.30		$41.41		$38.34	$35.73	$21.88
Total Market Capitalization (period end)	$18,228		$18,713		$17,268	$16,064	$9,826
Common Shares Outstanding (period end)	452.3		451.9		450.4	449.6	449.1
Shares Used to Compute Basic EPS	452.1		451.0		450.0	449.4	421.9
Shares Used to Compute Diluted EPS	456.4		455.4		454.9	453.7	421.9
Managed Balance Sheet Statistics (period average)
Average Loans Held for Investment	$128,203		$134,206		$138,184	$143,540	$148,013
Average Earning Assets	$174,650		$181,881		$183,899	$185,874	$191,208
Total Average Assets	$199,329		$207,207		$210,425	$214,655	$218,402
Average Interest Bearing Deposits	$104,163		$104,018		$101,144	$103,105	$107,033
Total Average Deposits	$118,484		$117,530		$114,598	$115,882	$119,604
Average Equity	$24,526		$23,681		$26,518	$26,002	$27,668	(12), (13)
Return on Average Assets (ROA)	1.63%		1.39%		0.77%	0.81%	0.42%
Return on Average Equity (ROE)	13.24%		12.16%		6.09%	6.72%	3.31%
Return on Average Tangible Common Equity (D)	30.97%		29.98%		13.02%	14.75%	6.75%
Managed Balance Sheet Statistics (period end)
Loans Held for Investment	$127,140		$130,115		$136,803	$140,990	$146,117
Total Assets (E)	$197,479		$200,691		$212,389	$209,683	$214,178
Interest Bearing Deposits	$103,172		$104,013		$102,370	$101,769	$104,121
Total Deposits	$117,331		$117,787		$115,809	$114,503	$116,725
Tangible Assets(E) (F)	$183,468		$186,647		$198,283	$195,566	$200,012
Tangible Common Equity (TCE) (E) (G)	$11,259		$10,330		$12,483	$12,075	$11,204
Tangible Common Equity to Tangible Assets Ratio (E) (H)	6.14%		5.53%		6.30%	6.17%	5.60	% (12)
Performance Statistics (Managed) Quarter over Quarter
Net Interest Income Growth (5)	(4)%		2%		(1)%	9%	8%
Non-Interest Income Growth (5)	(24)%		(12)%		(13)%	15%	21%
Revenue Growth (5)	(9)%		(2)%		(5)%	11%	11%
Net Interest Margin	7.09%		7.10%		6.90%	6.91%	6.19%
Revenue Margin	8.94%		9.43%		9.50%	9.87%	8.68%
Risk-Adjusted Margin (I)	5.01%		4.99%		4.74%	5.23%	4.31%
Non-Interest Expense as a % of Average Loans Held for Investment	6.24%		5.50%		5.64%	5.02%	5.19%
Efficiency Ratio (J)	51.23%		43.06%		43.85%	38.74%	45.29%
Asset Quality Statistics (Managed) (6)
Net Charge-Offs	$1,717		$2,018		$2,188	$2,155	$2,087
Net Charge-Off Rate	5.36%		6.01%		6.33%	6.00%	5.64%
30+ day performing delinquency rate	3.81%		4.22%		4.73%	4.55%	4.10%
Full-time equivalent employees (in thousands)	25.7		25.9		25.9	26.0	26.6

*Prior to the adoption of the new consolidation accounting standards, management evaluated the Company and each of its lines of business results on a "managed" basis, which is a non-GAAP measure. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis, which reflect the consolidation of the majority of the Company's credit card securitization trusts.  The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its GAAP results for periods prior to January 1, 2010. See the accompanying schedule "Impact of Adopting New Accounting Guidance" for additional information on the impact of new accounting standards.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY NOTES

(1)
Includes the impact from the change in fair value of retained interests, including the interest-only strips, which totaled $17.4 million in Q2 2010, $(35.7) million in Q1 2010, $55.3 million in Q4 2009, $37.3 million in Q3 2009 and $(114.5) million in Q2 2009.

(2)
In accordance with the Company's finance charge and fee revenue recognition policy, amounts billed not included in revenue totaled: $261.2 million in Q2 2010, $354.4 million in Q1 2010, $490.4 million in Q4 2009, $517.0 million in Q3 2009 and $571.9 million in Q2 2009.

(3)	The Company completed its 2007 restructuring initiative during 2009.

(4)
Includes core deposit intangible amortization expense of $50.4 million in Q2 2010, $52.1 million in Q1 2010, $53.8 million in Q4 2009, $55.5 million in Q3 2009 and $57.2 million in Q2 2009 and integration costs of $22.4 million in Q2 2010, $16.7 million in Q1 2010, $22.1 million in Q4 2009, $10.7 million in Q3 2009 and $8.8 million in Q2 2009.

(5)
Prior period amounts have been reclassified to conform with the current period presentation and adjusted to reflect purchase accounting refinements related to the acquisition of Chevy Chase Bank, FSB ("CCB").

(6)
The denominator used in calculating the allowance as a % of Loans Held for Investment, Net Charge-off Rate and 30+ Day Performing Delinquency Rate include loans acquired as part of the CCB acquisition. The metrics excluding such loans are as follows.

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
CCB period end acquired loan portfolio (in millions)(unaudited)	$6,381	$6,799	$7,251	$7,885	$8,644
CCB average acquired loan portfolio (in millions)(unaudited)	$6,541	$7,037	$7,512	$8,029	$8,499
Allowance as a % of loans held for investment, excluding CCB	5.63%	6.29%	4.95%	5.08%	4.86%
Net charge-off rate (GAAP), excluding CCB	5.64%	6.35%	5.44%	4.94%	4.65%
Net charge-off rate (Managed), excluding CCB	5.64%	6.35%	6.70%	6.36%	5.98%
30+ day performing delinquency rate (GAAP), excluding CCB	4.01%	4.46%	4.49%	4.48%	4.06%
30+ day performing delinquency rate (Managed), excluding CCB	4.01%	4.46%	4.99%	4.82%	4.36%

(7)
During Q2 and Q1 2010, the Company recorded charges of $403.6 million and $224.4 million, respectively, related to representation and warranty matters.  A portion of this expense is included in Discontinued Operations and the remainder is included in Non-Interest Income.

(8)
During Q1 2010, certain mortgage trusts were deconsolidated based on the sale of interest-only bonds associated with the trusts. The net effect of the deconsolidation resulted in $128 million of income which is included in non-interest income.

(9)	In Q2 2009, the Company elected to convert and sell 404,508 shares of MasterCard class B common stock, which resulted in a gain of $65.5 million that is included in non-interest income.

(10)	Includes the FDIC Special Assessment of $80.5 million.

(11)
Includes the impact from dividends of $38.0 million on preferred shares and from the accretion of $461.7 million of the discount on preferred shares. With the repayment of the preferred shares to the U.S. Treasury as described in note 13 below, the recognition of the remaining accretion was accelerated to Q2 2009 and accounted for as a dividend. Subsequent to this transaction, there is no difference between net income (loss) and net income (loss) available to common shareholders.

(12)	Includes the impact of the issuance of 56,000,000 common shares at $27.75 per share on May 14, 2009.

(13)
Average equity includes the impact of the Company's participation in the U.S. Treasury's Capital Purchase Program. On June 17, 2009, the Company repurchased from the U.S. Treasury for approximately $3.57 billion all 3,555,199 preferred shares issued in Q4 2008, including accrued dividends. The warrants to purchase common shares were sold by the U.S. Treasury on December 11, 2009 at a price of $11.75 per warrant. The sale by the US Treasury had no impact on the Company's equity. The warrants remain outstanding and are included in paid-in capital on the balance sheet.

STATISTICS / METRIC CALCULATIONS

(A)	Consists of net income (loss) less dividends on preferred shares.

(B)	Calculated based on net income (loss) available to common shareholders.

(C)	Calculated based on tangible common equity divided by common shares outstanding.

(D)
Calculated based on income from continuing operations divided by average tangible common equity, which is a non-GAAP measure. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of average equity to average tangible common equity.

(E)	Calculated based on continuing operations, except for Average Equity and Return on Average Equity (ROE), which are based on average stockholders' equity.

(F)
Consists of reported or managed assets less intangible assets and is a non-GAAP measure.  See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of this measure to the reported common equity ratio.

(G)	Consists of stockholders' equity less preferred shares and intangible assets and the related deferred tax liabilities.

(H)
Tangible Common Equity to Tangible Assets Ratio ("TCE Ratio") is a non-GAAP measure. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of this measure to the reported common equity ratio.

(I)	Calculated based on total revenue less net charge-offs divided by average earning assets, expressed as a percentage.

(J)	Calculated based on non-interest expense less restructuring expense divided by total revenue.

CAPITAL ONE FINANCIAL CORPORATION
Reconciliation to GAAP Financial Measures
(dollars in millions)(unaudited)

The table below presents a reconciliation of tangible common equity and tangible assets, which are the components used to reconcile the non-GAAP tangible common equity "TCE" ratio to the comparable GAAP measure.  The Company believes the non-GAAP TCE ratio is an important measure for investors to use in assessing the Company's capital strength. This measure may not be comparable to similarly titled measures used by other companies.

	2010	2010	2009	2009	2009
	Q2	Q1	Q4	Q3	Q2
Reconciliation of Average Equity to Average Tangible Common Equity
Average Equity	$24,526	$23,681	$26,518	$26,002	$27,668
Less: Preferred Stock	-	-	-	-	41
Less: Average Intangible Assets (1)	(14,039)	(14,075)	(14,105)	(14,151)	(14,129)
Average Tangible Common Equity	$10,487	$9,606	$12,413	$11,851	$13,580

Reconciliation of Period End Equity to Tangible Common Equity
Stockholders' Equity	$25,270	$24,374	$26,589	$26,192	$25,332
Less: Preferred Stock	-	-	-	-	38
Less: Intangible Assets (1)	(14,011)	(14,044)	(14,106)	(14,117)	(14,166)
Period End Tangible Common Equity	$11,259	$10,330	$12,483	$12,075	$11,204

Reconciliation of Period End Assets to Tangible Assets
Total Assets	$197,489	$200,707	$169,646	$168,463	$171,994
Less: Discontinued Operations Assets	(10)	(16)	(24)	(31)	(46)
Total Assets- Continuing Operations	197,479	200,691	169,622	168,432	171,948
Less: Intangible Assets (1)	(14,011)	(14,044)	(14,106)	(14,117)	(14,166)
Period End Tangible Assets	$183,468	$186,647	$155,516	$154,315	$157,782

TCE ratio (2)	6.14%	5.53%	8.03%	7.82%	7.10%

Reconciliation of Period End Assets to Tangible Assets on a Managed Basis (for 2009) *
Total Assets	$197,489	$200,707	$169,646	$168,463	$171,994
Securitization Adjustment (3)	-	-	42,767	41,251	42,230
Total Assets on a Managed Basis	197,489	200,707	212,413	209,714	214,224
Less: Assets-Discontinued Operations	(10)	(16)	(24)	(31)	(46)
Total Assets- Continuing Operations	197,479	200,691	212,389	209,683	214,178
Less: Intangible Assets (1)	(14,011)	(14,044)	(14,106)	(14,117)	(14,166)
Period End Tangible Assets	$183,468	$186,647	$198,283	$195,566	$200,012

TCE ratio (2)	6.14%	5.53%	6.30%	6.17%	5.60%

(1) Includes impact from related deferred taxes.
(2) Calculated based on tangible common equity divided by tangible assets.
(3) Adjustments to our GAAP results to reflect loans that have been securitized and sold as though the loans remained on our consolidated balance sheet.
* In addition to analyzing the Company's results on a reported basis, management previously evaluated Capital One's results on a "managed" basis, which consisted of non-GAAP financial measures.  Capital One's managed results reflected the Company's reported results, adjusted to reflect the consolidation of the majority of the Company's credit securitization trusts.  Because of the January 1, 2010, adoption of the new consolidation accounting standards, the Company's consolidated reported results subsequent to January 1, 2010 are comparable to its "managed" results.  The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its GAAP results for periods prior to January 1, 2010.

Capital One Financial Corporation
Impact of Adopting New Accounting Guidance

Consolidation of VIEs
(dollars in millions)(unaudited)	Opening Balance Sheet January 1, 2010		VIE Consolidation Impact		Ending Balance Sheet December 31, 2009

Assets:
Cash and due from banks	$12,683		$3,998		$8,685
Loans held for investment	138,184		47,565		90,619
Allowance for loan and lease losses	(8,391)		(4,264	) (3)	(4,127)
Net loans held for investment	129,793		43,301		86,492
Accounts receivable from securitizations	166		(7,463)		7,629
Other assets	68,869	(1)	2,029		66,840
Total assets	211,511		41,865		169,646
Liabilities:
Securitization liability	48,300		44,346		3,954
Other liabilities	139,561		458		139,103
Total liabilities	187,861		44,804		143,057
Stockholders' equity	23,650		(2,939	) (3)	26,589
Total liabilities and stockholders' equity	$211,511		$41,865		$169,646

Allocation of the Allowance by Segment

(dollars in millions)(unaudited)	January 1, 2010	Consolidation Impact		December 31, 2009
Domestic credit card	$5,590	$3,663	(3)	$1,927
International credit card	727	528		199
Total credit card	6,317	4,191		2,126
Commercial and multi-family real estate	471	-		471
Middle market	131	-		131
Specialty lending	90	-		90
Total commercial lending	692	-		692
Small ticket commercial real estate	93	-		93
Total commercial banking	785	-		785
Automobile	665	-		665
Mortgage (inc all new CCB originations)	248	73	(2)	175
Other retail	236	-		236
Total consumer banking	1,149	73		1,076
Other	140	-		140
Total company	$8,391	$4,264		$4,127

(1) Included within the "Other assets" line item is a deferred tax asset of $3.9 billion, of which $1.6 billion related to the January 1, 2010, adoption of the new consolidation accounting standards.

(2) $73 million of the reduction in the allowance for the first quarter is associated with the deconsolidation of certain mortgage trusts. This reduction in the allowance is recorded in non-interest income.

(3) An adjustment for $34 million to retained earnings and the allowance for loan and lease losses was made in the second quarter for the impact of impairment on consolidated loans accounted for troubled debt restructurings. These adjustments are not reflected in the above table.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in millions, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009 (1)	2010	2009 (1)

Interest Income:
Loans held for investment, including past-due fees	$3,476	$3,658	$2,237	$7,134	$4,428
Investment securities	342	349	412	691	808
Other	17	23	68	40	131
Total interest income	3,835	4,030	2,717	7,865	5,367

Interest Expense:
Deposits	368	399	560	767	1,187
Securitized debt	212	242	74	454	165
Senior and subordinated notes	72	68	57	140	115
Other borrowings	86	93	81	179	162
Total interest expense	738	802	772	1,540	1,629
Net interest income	3,097	3,228	1,945	6,325	3,738
Provision for loan and lease losses	723	1,478	934	2,201	2,213
Net interest income after provision for loan and lease losses	2,374	1,750	1,011	4,124	1,525

Non-Interest Income:
Servicing and securitizations	21	(36)	363	(15)	816
Service charges and other customer-related fees	496	585	492	1,081	998
Interchange	333	311	126	644	267
Net other-than-temporary impairment losses recognized in earnings(2)	(26)	(31)	(10)	(57)	(10)
Other	(17)	232	261	215	251
Total non-interest income	807	1,061	1,232	1,868	2,322

Non-Interest Expense:
Salaries and associate benefits	650	646	634	1,296	1,188
Marketing	219	180	134	399	297
Communications and data processing	164	169	195	333	394
Supplies and equipment	129	124	128	253	247
Occupancy	117	120	115	237	215
Restructuring expense (3)	-	-	43	-	61
Other	721	608	673	1,329	1,265
Total non-interest expense	2,000	1,847	1,922	3,847	3,667
Income from continuing operations before income taxes	1,181	964	321	2,145	180
Income tax provision	369	244	92	613	34
Income from continuing operations, net of tax	812	720	229	1,532	146
Loss from discontinued operations, net of tax	(204)	(84)	(6)	(288)	(31)
Net income	$608	$636	$223	$1,244	$115
Preferred stock dividends	-	-	(500)	-	(564)
Net income (loss) available to common shareholders	$608	$636	$(277)	$1,244	$(449)

Basic earnings per common share:
Income (loss) from continuing operations	$1.79	$1.59	$(0.64)	$3.38	$(1.03)
Loss from discontinued operations	(0.45)	(0.18)	(0.01)	(0.63)	(0.07)
Net Income (loss) per common share	$1.34	$1.41	$(0.66)	$2.75	$(1.11)

Diluted earnings per common share:
Income (loss) from continuing operations	$1.78	$1.58	$(0.64)	$3.36	$(1.03)
Loss from discontinued operations	(0.45)	(0.18)	(0.01)	(0.63)	(0.07)
Net Income (loss) per common share	$1.33	$1.40	$(0.66)	$2.73	$(1.11)

Dividends paid per common share	$0.05	$0.05	$0.05	$0.10	$0.43

(1) Certain prior period amounts have been revised to conform to the current period presentation.
(2) For the three and six months ended June 30, 2010, the Company recorded other-than-temporary impairment losses of $26.2 million and $57.4 million, respectively. Additional unrealized losses of $119.7 million on these securities was recognized in other comprehensive income as a component of stockholders' equity at June 30, 2010.
(3) The Company completed its 2007 restructuring initiative during 2009.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in millions)(unaudited)

	As of	As of	As of
	June 30	December 31	June 30
	2010	2009 (1)	2009 (1)

Assets:
Cash and due from banks	$2,668	$3,100	$2,432
Federal funds sold and repurchase agreements	384	542	604
Interest-bearing deposits at other banks	2,147	5,043	1,166
Cash and cash equivalents	5,199	8,685	4,202
Restricted cash for securitization investors	3,446	501	570
Securities available for sale	39,424	38,830	37,667
Securities held to maturity	-	80	88
Loans held for sale	249	268	320
Loans held for investment	71,491	75,097	81,838
Restricted loans for securitization investors	55,649	15,522	19,102
Less: Allowance for loan and lease losses	(6,799)	(4,127)	(4,482)
Net loans held for investment	120,341	86,492	96,458
Accounts receivable from securitizations	206	7,128	5,220
Premises and equipment, net	2,730	2,736	2,827
Interest receivable	1,077	936	951
Goodwill	13,588	13,596	13,568
Other	11,229	10,394	10,123
Total assets	$197,489	$169,646	$171,994

Liabilities:
Non-interest-bearing deposits	$14,159	$13,439	$12,604
Interest-bearing deposits	103,172	102,370	104,121
Senior and subordinated notes	9,424	9,045	10,092
Other borrowings	5,585	8,015	7,990
Securitized debt obligations	33,009	3,954	5,270
Interest payable	543	509	660
Other	6,327	5,725	5,925
Total liabilities	172,219	143,057	146,662

Stockholders' Equity:
Preferred stock	-	-	-
Common stock	5	5	5
Paid-in capital, net	19,029	18,955	18,891
Retained earnings and accumulated other comprehensive income	9,436	10,809	9,605
Less: Treasury stock, at cost	(3,200)	(3,180)	(3,169)
Total stockholders' equity	25,270	26,589	25,332
Total liabilities and stockholders' equity	$197,489	$169,646	$171,994

(1) Certain prior period amounts have been revised to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (1)
(dollars in millions)(unaudited)

	Quarter Ended 06/30/10			Quarter Ended 3/31/10			Quarter Ended 06/30/09 (3)
GAAP Basis	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Loans held for investment	$128,203	$3,476	10.85%	$134,206	$3,658	10.90%	$104,682	$2,237	8.55%
Investment securities (2)	39,022	342	3.51%	38,087	349	3.67%	37,499	412	4.39%
Other	7,425	17	0.92%	9,588	23	0.96%	8,623	68	3.15%
Total interest-earning assets	$174,650	$3,835	8.78%	$181,881	$4,030	8.86%	$150,804	$2,717	7.21%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$11,601	$10	0.34%	$12,276	$16	0.52%	$10,915	$15	0.55%
Money market deposit accounts	42,127	99	0.94%	39,364	96	0.98%	35,751	104	1.16%
Savings accounts	21,017	44	0.84%	18,627	41	0.88%	9,931	13	0.52%
Other consumer time deposits	20,744	150	2.89%	24,253	174	2.87%	35,834	305	3.40%
Public fund CD's of $100,000 or more	240	1	1.67%	400	2	2.00%	1,117	3	1.07%
CD's of $100,000 or more	7,601	63	3.32%	8,180	68	3.33%	11,098	108	3.89%
Foreign time deposits	833	1	0.48%	918	2	0.87%	2,387	12	2.01%
Total interest-bearing deposits	$104,163	$368	1.41%	$104,018	$399	1.53%	$107,033	$560	2.09%
Senior and subordinated notes	8,760	72	3.29%	8,757	68	3.11%	8,323	57	2.74%
Other borrowings	6,375	86	5.40%	7,431	93	5.01%	10,399	81	3.12%
Securitization liability	35,248	212	2.41%	43,764	242	2.21%	5,876	74	5.04%
Total interest-bearing liabilities	$154,546	$738	1.91%	$163,970	$802	1.96%	$131,631	$772	2.35%

Net interest spread			6.87%			6.90%			4.86%

Interest income to average interest-earning assets			8.78%			8.86%			7.21%
Interest expense to average interest-earning assets			1.69%			1.76%			2.05%
Net interest margin			7.09%			7.10%			5.16%

Managed Basis *

Interest-earning assets:
Loans held for investment	$128,203	$3,476	10.85%	$134,206	$3,658	10.90%	$148,013	$3,568	9.64%
Investment securities (2)	$39,022	$342	3.51%	38,087	349	3.67%	37,499	412	4.39%
Other	$7,425	$17	0.92%	9,588	23	0.96%	5,696	17	1.19%
Total interest-earning assets	$174,650	$3,835	8.78%	$181,881	$4,030	8.86%	$191,208	$3,997	8.36%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$11,601	$10	0.34%	$12,276	$16	0.52%	$10,915	$15	0.55%
Money market deposit accounts	$42,127	$99	0.94%	39,364	96	0.98%	35,751	104	1.16%
Savings accounts	$21,017	$44	0.84%	18,627	41	0.88%	9,931	13	0.52%
Other consumer time deposits	$20,744	$150	2.89%	24,253	174	2.87%	35,834	305	3.40%
Public fund CD's of $100,000 or more	$240	$1	1.67%	400	2	2.00%	1,117	3	1.07%
CD's of $100,000 or more	$7,601	$63	3.32%	8,180	68	3.33%	11,098	108	3.89%
Foreign time deposits	$833	$1	0.48%	918	2	0.87%	2,387	12	2.01%
Total interest-bearing deposits	$104,163	$368	1.41%	$104,018	$399	1.53%	$107,033	$560	2.09%
Senior and subordinated notes	$8,760	72	3.29%	8,757	68	3.11%	8,323	57	2.74%
Other borrowings	$6,375	86	5.40%	7,431	93	5.01%	10,399	81	3.12%
Securitization liability	$35,248	212	2.41%	43,764	242	2.21%	46,682	342	2.93%
Total interest-bearing liabilities	$154,546	$738	1.91%	$163,970	$802	1.96%	$172,437	$1,040	2.41%

Net interest spread			6.87%			6.90%			5.95%

Interest income to average interest-earning assets			8.78%			8.86%			8.36%
Interest expense to average interest-earning assets			1.69%			1.76%			2.17%
Net interest margin			7.09%			7.10%			6.19%

(1) Reflects amounts based on continuing operations.
(2) Consists of available-for-sale and held-to-maturity securities.
(3) Certain prior period amounts have been revised to conform to the current period presentation.
* Prior to the adoption of the new consolidation accounting standards, management evaluated the Company and each of its lines of business results on a "managed" basis. With the adoption of the new consolidation accounting standards, the Company's reported results are comparable to the "managed" basis which now reflect the consolidation of the majority of the Company's credit card securitization trusts.  The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its reported results for periods prior to January 1, 2010.

CAPITAL ONE FINANCIAL CORPORATION (COF)
LENDING INFORMATION AND STATISTICS
MANAGED BASIS (1)

	2010	2010	2009		2009	2009
(Dollars in millions) (unaudited)	Q2	Q1	Q4		Q3	Q2

Period end loans held for investment

Domestic credit card	$54,628	$56,228	$60,300		$61,892	$64,760
International credit card	7,269	7,578	8,224		8,477	8,639
Total Credit Card	$61,897	$63,806	$68,524		$70,369	$73,399

Commercial and multifamily real estate	$13,580	$13,618	$13,843		$13,978	$14,225
Middle market	10,203	10,310	10,062		10,023	10,219
Specialty lending	3,815	3,619	3,555		3,399	3,228
Total Commercial Lending	$27,598	$27,547	$27,460		$27,400	$27,672
Small-ticket commercial real estate	1,977	2,065	2,153	(7)	2,413	2,503
Total Commercial Banking	$29,575	$29,612	$29,613		$29,813	$30,175

Automobile	$17,221	$17,446	$18,186		$19,295	$19,902
Mortgages	13,322	13,967	14,893		15,639	16,579
Retail banking	4,770	4,970	5,135		5,215	5,367
Total Consumer Banking	$35,313	$36,383	$38,214		$40,149	$41,848

Other loans (2)	$470	$464	$452		$659	$695
Total	$127,255	$130,265	$136,803		$140,990	$146,117

Average loans held for investment

Domestic credit card	$55,252	$58,108	$60,443		$63,299	$65,862
International credit card	7,427	7,814	8,300		8,609	8,328
Total Credit Card	$62,679	$65,922	$68,743		$71,908	$74,190

Commercial and multifamily real estate	$13,543	$13,716	$13,926		$13,938	$14,122
Middle market	10,276	10,324	10,052		9,911	10,429
Specialty lending	3,654	3,609	3,535		3,753	3,472
Total Commercial Lending	$27,473	$27,649	$27,513		$27,602	$28,023
Small-ticket commercial real estate	2,060	2,074	2,354		2,471	2,542
Total Commercial Banking	$29,533	$29,723	$29,867		$30,073	$30,565

Automobile	$17,276	$17,769	$18,768		$19,636	$20,303
Mortgages	13,573	15,434	15,170		15,925	16,707
Retail banking	4,811	5,042	5,176		5,515	5,712
Total Consumer Banking	$35,660	$38,245	$39,114		$41,076	$42,722

Other loans (2)	$464	$489	$460		$483	$536
Total	$128,336	$134,379	$138,184		$143,540	$148,013

Net charge-off rates
Domestic credit card	9.49%	10.48%	9.59%		9.64%	9.23%
International credit card	8.38%	8.83%	9.52%		9.19%	9.32%
Total Credit Card	9.36%	10.29%	9.58%		9.59%	9.24%

Commercial and multifamily real estate (3)	1.17%	1.45%	3.02%		1.37%	0.92%
Middle market (3)	0.78%	0.82%	0.75%		0.56%	0.58%
Specialty lending	0.87%	0.90%	1.85%		1.39%	0.99%
Total Commercial Lending (3)	0.98%	1.14%	2.04%		1.08%	0.80%
Small-ticket commercial real estate	4.21%	4.43%	13.08	%(7)	5.19%	1.86%
Total Commercial Banking (3)	1.21%	1.37%	2.91%		1.42%	0.89%

Automobile	2.09%	2.97%	4.55%		4.38%	3.65%
Mortgages (3)	0.46%	0.94%	0.72%		0.69%	0.43%
Retail banking (3)	2.11%	2.11%	2.93%		2.44%	2.42%
Total Consumer Banking (3)	1.47%	2.03%	2.85%		2.69%	2.23%

Other loans	27.95%	18.82%	28.25%		28.53%	37.00%
Total	5.36%	6.02%	6.33%		6.00%	5.64%

30+ day performing delinquency rate
Domestic credit card	4.79%	5.30%	5.78%		5.38%	4.77%
International credit card	6.03%	6.39%	6.55%		6.63%	6.69%
Total Credit Card	4.94%	5.43%	5.88%		5.53%	4.99%

Automobile	7.74%	7.58%	10.03%		9.52%	8.89%
Mortgages (3)	0.68%	0.93%	1.26%		1.17%	0.97%
Retail banking (3)	0.87%	1.02%	1.23%		1.26%	0.91%
Total Consumer Banking (3)	4.15%	4.13%	5.43%		5.19%	4.73%

Nonperforming asset rates (5) (6)
Commercial and multifamily real estate (3)	2.82%	3.65%	3.25%		2.66%	2.15%
Middle market (3)	1.20%	1.15%	1.09%		1.25%	1.15%
Specialty lending	1.94%	2.18%	2.25%		2.12%	2.11%
Total Commercial Lending (3)	2.10%	2.52%	2.33%		2.08%	1.78%
Small-ticket commercial real estate	3.57%	4.18%	4.87	%(7)	11.39%	10.08%
Total Commercial Banking (3)	2.20%	2.64%	2.52%		2.84%	2.47%

Automobile (4)	0.56%	0.55%	0.92%		0.87%	0.78%
Mortgages (3)	3.78%	3.17%	2.24%		1.83%	1.51%
Retail banking (3)	2.25%	2.07%	2.11%		1.98%	1.88%
Total Consumer Banking (3)	2.00%	1.76%	1.60%		1.39%	1.21%

CAPITAL ONE FINANCIAL CORPORATION (COF)
CREDIT CARD SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

	2010	2010	2009	2009	2009
(Dollars in millions) (unaudited)	Q2	Q1	Q4	Q3	Q2
Credit Card:
Earnings
Interest income	$2,232	$2,453	$2,442	$2,472	$2,283
Interest expense	255	340	413	448	486
Net interest income	$1,977	$2,113	$2,029	$2,024	$1,797
Non-interest income	659	718	897	967	898
Total revenue	$2,636	$2,831	$2,926	$2,991	$2,695
Provision for loan and lease losses	765	1,175	1,204	1,644	1,520
Non-interest expense	1,002	914	943	897	910
Income before taxes	869	742	779	450	265
Income tax provision	301	253	269	158	92
Net income	$568	$489	$510	$292	$173

Selected Metrics
Period end loans held for investment	$61,897	$63,806	$68,524	$70,369	$73,399
Average loans held for investment	$62,679	$65,922	$68,743	$71,908	$74,190
Loans held for investment yield	14.24%	14.88%	14.21%	13.75%	12.31%
Revenue margin	16.82%	17.18%	17.03%	16.64%	14.53%
Net charge-off rate	9.36%	10.29%	9.58%	9.59%	9.24%
30+ day performing delinquency rate	4.94%	5.43%	5.88%	5.53%	4.99%
Purchase volume (8)	$26,570	$23,924	$26,866	$25,982	$25,747

Domestic Card Sub-segment
Earnings
Net interest income	$1,735	$1,865	$1,781	$1,797	$1,586
Non-interest income	560	618	794	856	795
Total revenue	$2,295	$2,483	$2,575	$2,653	$2,381
Provision for loan and lease losses	675	1,096	1,033	1,437	1,336
Non-interest expense	869	809	833	770	788
Income before taxes	751	578	709	446	257
Income tax provision	268	206	248	156	90
Net income	$483	$372	$461	$290	$167

Selected Metrics
Period end loans held for investment	$54,628	$56,228	$60,300	$61,892	$64,760
Average loans held for investment	$55,252	$58,108	$60,443	$63,299	$65,862
Loans held for investment yield	13.98%	14.78%	14.08%	13.74%	12.17%
Revenue margin	16.61%	17.09%	17.04%	16.76%	14.46%
Net charge-off rate	9.49%	10.48%	9.59%	9.64%	9.23%
30+ day performing delinquency rate	4.79%	5.30%	5.78%	5.38%	4.77%
Purchase volume (8)	$24,513	$21,988	$24,593	$23,761	$23,611

International Card Sub-segment
Earnings
Net interest income	$242	$248	$248	$227	$211
Non-interest income	99	100	103	111	103
Total revenue	$341	$348	$351	$338	$314
Provision for loan and lease losses	90	79	171	207	184
Non-interest expense	133	105	110	127	122
Income before taxes	118	164	70	4	8
Income tax provision	33	47	21	2	2
Net income	$85	$117	$49	$2	$6

Selected Metrics
Period end loans held for investment	$7,269	$7,578	$8,224	$8,477	$8,639
Average loans held for investment	$7,427	$7,814	$8,300	$8,609	$8,328
Loans held for investment yield	16.21%	15.66%	15.18%	13.80%	13.40%
Revenue margin	18.37%	17.81%	16.92%	15.70%	15.08%
Net charge-off rate	8.38%	8.83%	9.52%	9.19%	9.32%
30+ day performing delinquency rate	6.03%	6.39%	6.55%	6.63%	6.69%
Purchase volume (8)	$2,057	$1,936	$2,273	$2,221	$2,136

CAPITAL ONE FINANCIAL CORPORATION (COF)
COMMERCIAL BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

	2010	2010	2009	2009	2009
(Dollars in millions) (unaudited)	Q2	Q1	Q4	Q3	Q2
Commercial Banking:
Earnings
Net interest income	$319	$312	$318	$301	$279
Non-interest income	60	42	38	43	49
Total revenue	$379	$354	$356	$344	$328
Provision for loan and lease losses	62	238	368	375	122
Non-interest expense	198	192	197	166	156
Income (loss) before taxes	119	(76)	(209)	(197)	50
Income tax provision (benefit)	42	(27)	(73)	(69)	17
Net income (loss)	$77	$(49)	$(136)	$(128)	$33

Selected Metrics
Period end loans held for investment	$29,575	$29,612	$29,613	$29,813	$30,175
Average loans held for investment	$29,533	$29,723	$29,867	$30,073	$30,565
Loans held for investment yield	4.94%	5.03%	5.11%	5.06%	5.01%
Period end deposits	$21,527	$21,605	$20,480	$18,617	$16,897
Average deposits	$22,171	$21,859	$19,420	$17,761	$17,021
Deposit interest expense rate	0.67%	0.72%	0.80%	0.75%	0.77%
Core deposit intangible amortization	$14	$14	$14	$10	$10
Net charge-off rate (3)	1.21%	1.37%	2.91%	1.42%	0.89%
Nonperforming loans as a percentage of loans held for investment (3)	2.04%	2.48%	2.37%	2.65%	2.33%
Nonperforming asset rate (3)	2.20%	2.64%	2.52%	2.84%	2.47%

CAPITAL ONE FINANCIAL CORPORATION (COF)
CONSUMER BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

	2010	2010	2009	2009	2009
(Dollars in millions) (unaudited)	Q2	Q1	Q4	Q3	Q2
Consumer Banking:
Earnings
Net interest income	$935	$896	$833	$848	$826
Non-interest income	162	316	153	212	226
Total revenue	$1,097	$1,212	$986	$1,060	$1,052
Provision for loan and lease losses	(112)	50	249	156	202
Non-interest expenses	735	688	749	681	725
Income (loss) before taxes	474	474	(12)	223	125
Income tax provision (benefit)	169	169	(4)	78	44
Net income (loss)	$305	$305	$(8)	$145	$81

Selected Metrics
Period end loans held for investment	$35,313	$36,383	$38,214	$40,149	$41,848
Average loans held for investment	$35,660	$38,245	$39,114	$41,076	$42,722
Loans held for investment yield	8.99%	8.96%	8.83%	8.89%	8.69%
Auto loan originations	1,765	1,343	1,018	1,513	1,342
Period end deposits	$77,407	$76,883	$74,145	$72,253	$73,883
Average deposits	$77,082	$75,115	$72,976	$73,284	$74,321
Deposit interest expense rate	1.18%	1.27%	1.41%	1.58%	1.76%
Core deposit intangible amortization	$36	$38	$40	$46	$47
Net charge-off rate (3)	1.47%	2.03%	2.85%	2.69%	2.23%
Nonperforming loans as a percentage of loans held for investment (3) (4)	1.82%	1.62%	1.45%	1.26%	1.08%
Nonperforming asset rate (3) (4)	2.00%	1.76%	1.60%	1.39%	1.21%
30+ day performing delinquency rate (3) (4)	4.15%	4.13%	5.43%	5.19%	4.73%
Period end loans serviced for others	$23,730	$26,778	$30,283	$30,659	$31,492

CAPITAL ONE FINANCIAL CORPORATION (COF)
OTHER AND TOTAL SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS
MANAGED BASIS (1)

	2010	2010	2009	2009	2009
(Dollars in millions) (unaudited)	Q2	Q1	Q4	Q3	Q2
Other:
Earnings
Net interest income (expense)	$(132)	$(91)	$(11)	$39	$55
Non-interest income (expense)	(74)	(14)	111	150	17
Total revenue	$(206)	$(105)	$100	$189	$72
Provision for loan and lease losses	10	18	24	26	60
Restructuring expenses (9)	-	-	32	26	43
Non-interest expense	65	53	27	31	88
Income (loss) before taxes	(281)	(176)	17	106	(119)
Income tax benefit	(143)	(151)	(21)	(22)	(61)
Net income (loss)	$(138)	$(25)	$38	$128	$(58)

Selected Metrics
Period end loans held for investment (2)	$470	$464	$452	$659	$695
Average loans held for investment (2)	$464	$489	$460	$483	$536
Period end deposits	$18,397	$19,299	$21,184	$23,633	$25,945
Average deposits	$19,231	$20,556	$22,202	$24,837	$28,262

Total:
Earnings
Net interest income	$3,099	$3,230	$3,169	$3,212	$2,957
Non-interest income	807	1,062	1,199	1,372	1,190
Total revenue	$3,906	$4,292	$4,368	$4,584	$4,147
Provision for loan and lease losses	725	1,481	1,845	2,201	1,904
Restructuring expenses (9)	-	-	32	26	43
Non-interest expense	2,000	1,847	1,916	1,775	1,879
Income before taxes	1,181	964	575	582	321
Income tax provision	369	244	171	145	92
Net income	$812	$720	$404	$437	$229

Selected Metrics
Period end loans held for investment	$127,255	$130,265	$136,803	$140,990	$146,117
Average loans held for investment	$128,336	$134,379	$138,184	$143,540	$148,013
Period end deposits	$117,331	$117,787	$115,809	$114,503	$116,725
Average deposits	$118,484	$117,530	$114,598	$115,882	$119,604

CAPITAL ONE FINANCIAL CORPORATION (COF)
LOAN DISCLOSURES AND SEGMENT
FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)
Prior to the adoption of the new consolidation accounting standards management evaluated the Company and each of its lines of business results on a "managed' basis, which is a non-GAAP measure. With the adoption of the new consolidation accounting standards, the Companys reported results are comparable to the "managed" basis, which now reflect the consolidation of the majority of the Company's credit card securitization trusts. However, the Company's total segment results differs from its reported consolidated results because our segment results include the loans underlying one of our securitization trusts that remains unconsolidated.  The outstanding balance of the loans in this off-balance sheet trust are reflected in our segment results was $114.8 million as of June 30, 2010.The accompanying Exhibit "Reconciliation to GAAP Financial Measures" presents a reconciliation of the Company's non-GAAP "managed" results to its GAAP results for periods prior to January 1, 2010.

(2)	Other loans held for investment includes unamortized premiums and discounts on loans acquired as part of North Fork and Hibernia acquisitions.

(3)
The denominator used in calculating the allowance as a % of Loans Held for Investment, Net Charge-off Rate and 30+ Day Performing Delinquency Rate include loans acquired as part of the Chevy Chase Bank, FSB ("CCB") acquisition. The metrics excluding such loans are as follows.

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009
CCB period end acquired loan portfolio (in millions)(unaudited)	$6,381	$6,799	$7,251	$7,885	$8,644
CCB average acquired loan portfolio (in millions)(unaudited)	$6,541	$7,037	$7,512	$8,029	$8,499
Net charge-off rate
Commercial and Multifamily Real Estate	1.19%	1.48%	3.05%	1.38%	0.95%
Middle Market	0.82%	0.87%	0.75%	0.56%	0.61%
Total Commercial Lending	1.01%	1.48%	2.05%	1.08%	0.83%
Total Commercial Banking	1.24%	1.41%	2.93%	1.43%	0.92%

Mortgage	0.77%	1.02%	1.24%	1.24%	0.77%
Retail Banking	2.23%	2.22%	3.20%	2.57%	2.56%
Total Consumer Banking	1.76%	2.28%	3.45%	3.28%	2.72%

30+ day performing delinquency rate
Mortgage	1.14%	1.58%	2.18%	2.06%	1.76%
Retail Banking	0.91%	1.07%	1.30%	1.33%	0.96%
Total Consumer Banking	4.93%	4.95%	6.56%	6.27%	5.61%

Nonperforming asset rate
Commercial and Multifamily Real Estate	2.90%	3.71%	3.34%	2.79%	2.25%
Middle Market	1.25%	1.23%	1.13%	1.30%	1.21%
Total Commercial Lending	2.16%	2.60%	2.39%	2.15%	1.85%
Total Commercial Banking	2.26%	2.72%	2.62%	2.95%	2.54%

Mortgage	6.30%	5.36%	3.88%	3.24%	2.73%
Retail Banking	2.37%	2.17%	2.23%	2.09%	1.88%
Total Consumer Banking	2.38%	2.11%	1.93%	1.68%	1.47%

Nonperforming loans as a percentage of loans held for investment
Commercial Banking	2.09%	2.55%	2.43%	2.72%	2.41%
Consumer Banking	2.16%	1.93%	1.75%	1.53%	1.32%

(4)	Includes nonaccrual consumer auto loans 90+ days past due.

(5)
Nonperforming assets consist of nonperforming loans and real estate owned ("REO") and foreclosed assets. The nonperforming asset ratios are calculated based on nonperforming assets for each segment divided by the combined total of loans held for investment, REO and foreclosed assets for the segment.

(6)
The Company's policy is not to classify delinquent credit card loans as nonperforming as permitted by regulatory guidance. Instead, we continue to accrue finance charges and fees on credit card loans until the loan is charged off, typically when the account becomes 180 days past due.  Billed finance charges and fees considered uncollectible are not recognized in income.

(7)	During Q4 2009, the Company reclassified $127.5 million of small ticket commercial real estate from loans held for investment to loans held for sale and recognized charge-offs of $79.5 million.

(8)	Includes all purchase transactions net of returns. Excludes cash advance transactions.

(9)	The Company completed its 2007 restructuring initiative during 2009.

FOR IMMEDIATE RELEASE: July 22, 2010

Contacts:	Jeff Norris	Danielle Dietz	Tatiana Stead	Julie Rakes
	Investor Relations	Investor Relations	Media Relations	Media Relations
	703-720-2455	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Second Quarter 2010 Net Income of $608 million, or $1.33 per share (diluted), up from a loss of $(0.66) in the second quarter of 2009
Revenues of $3.9 billion were up $727 million, or 22.9 percent, as compared to same quarter a year ago
Operating Earnings of $812 million increased $583 million, more than doubling as compared to same quarter a year ago
Domestic Card charge-off rate improved almost 100 basis points in the quarter to 9.49 percent; delinquencies were down 51 basis points

McLean, Va. (July 22, 2010) – Capital One Financial Corporation (NYSE: COF) today announced net income for the second quarter of 2010 of $608 million, or $1.33 per common share (diluted), versus first quarter 2010 net income of $636 million, or $1.40 per common share (diluted). This compares with a loss in the second quarter of 2009 of $(277) million, or $(0.66) per share (diluted). Income from continuing operations of $812 million increased $92 million, or 12.8 percent, from $720 million in the first quarter of 2010 and $583 million, or 255 percent, from $229 million in the second quarter of 2009.

“Capital One has demonstrated considerable resilience throughout the recession and the ongoing legislative and regulatory changes reshaping the financial services industry," said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer.  “While economic and regulatory uncertainty remains, those same forces are creating attractive opportunities for Capital One.  We continue to be well positioned to take advantage of emerging opportunities and deliver significant shareholder value over the long-term.”

Capital One – Second Quarter 2010 Results

Total Company Results

•
Total revenue in the second quarter of 2010 declined $385 million, or 9.0 percent, from the first quarter of 2010 to $3.9 billion as average loans declined 4.5 percent with no offsetting increase in margin. Non-interest income decreased $254 million in the second quarter, or 23.9 percent relative to the prior quarter, due to the absence of one-time benefits experienced in the first quarter and an expected decline in overlimit fees in the Domestic Card business. Net interest income decreased $131 million, or 4.1 percent.

•	Net interest margin was stable at 7.09 percent, driven by a 7 basis point decrease in the cost of funds, partially offset by a 5 basis point decrease in loan yields.

•
Provision expense decreased $755 million from the prior quarter, or 51.1 percent, driven by lower charge-offs and a reduction in allowance balance of $1.0 billion. Charge-offs and delinquencies improved across our consumer businesses, with the exception of an expected seasonal up-tick in auto delinquencies. Commercial Banking charge-offs and non-performing asset rates improved in the quarter.

•
The continued improvement in credit drove allowance releases in all of the company’s businesses in the second quarter, totaling $1.0 billion for the company. This compares to an allowance release of $566 million in the first quarter of 2010. The Card segment released $665 million, with the majority of that coming from the Domestic Card sub-segment. Better than expected loss performance in the portfolio and a lower level of delinquencies were the primary drivers of the second quarter allowance release.  In addition, the $1.9 billion of lower period-end loans require lower allowance, all else being equal.  The allowance as a percentage of outstanding loans was 5.35 percent at the end of the second quarter of 2010 as compared with 6.0 percent at the end of the prior quarter.

•
Period-end total assets decreased by $3.2 billion, or 1.6 percent, from the first quarter of 2010 to      $197.5 billion at the end of the second quarter of 2010, with $3.0 billion of the decline coming from loans held for investment. Expected run-off continues in our Installment Loan portfolio in Domestic Card, our Mortgage portfolio in Consumer Banking, and our Small Ticket CRE portfolio in Commercial Banking. Loans held for investment at June 30, 2010 were $127.1 billion, a decline of 2.3 percent from the prior quarter.

Capital One – Second Quarter 2010 Results

•
Average total deposits during the quarter were $118.5 billion, an increase of $1.0 billion, or 0.8 percent, over the prior quarter. Period-end total deposits decreased by $0.5 billion, or 0.4 percent, to $117.3 billion.

•	The cost of funds decreased to 1.69 percent in the second quarter from 1.76 percent in the prior quarter.

•
Non-interest expenses of $2.0 billion increased $153 million in the second quarter of 2010 from the prior quarter, driven primarily by one-time expenses and infrastructure expenses, as well as an increase in marketing.

•
The company’s TCE ratio increased to 6.1 percent, up 60 basis points from the first quarter 2010 ratio of 5.5 percent. The Tier 1 risk-based capital ratio of 9.9 percent increased 30 basis points relative to the ratio of 9.6 percent in the prior quarter.  The recent enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act may have an impact on the Tier 1 treatment of the company’s approximately $3.5 billion of trust preferred securities and provides for a phase-in period expected to begin in 2013.  Given the potential change in capital treatment of these securities, the company anticipates that it will determine whether to exercise its rights to redeem its trust preferred securities at or near the beginning of the phase-in period.  The company looks forward to receiving clarity on these issues through rule-making and other regulatory action.

 Capital One posted strong bottom-line results in the quarter, as the ongoing improvement in credit performance drove a material reduction in provision expense,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Taking into account our improved capital ratios and historically high allowance for loan losses, our total risk-bearing capacity is now greater than it was at any point during the financial crisis, even as we’re past the peak in credit losses.”

Segment Results

 The company reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking. Please refer to the Financial Supplement for additional details.

Capital One – Second Quarter 2010 Results

Credit Card Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

•	Revenues relative to the prior quarter:

–	Domestic Card – declined $188.0 million, or 7.6 percent
–	International Card – declined $7.0 million, or 2.0 percent

•
Period-end loans in the Domestic Card segment were $54.6 billion in the second quarter, a decline of          $1.6 billion, or 2.9 percent, from the prior quarter as the Installment Loan portfolio continued to run off. International credit card loans declined in the quarter by $309 million, or 4.1 percent, to $7.3 billion.

•
As expected, revenue margin in the Domestic Card sub-segment declined in the quarter. Revenue margin fell 48 basis points to16.61 percent in the second quarter from 17.09 percent in the prior quarter. The company expects quarterly Domestic Card revenue margin to decline over the next several quarters to around 15 percent by the end of 2010 or early 2011.

•	Non-interest expense increased $88 million, or 9.6 percent, in the second quarter primarily due to higher marketing expense in Domestic Card and tax accruals in International Card.

•
Domestic Card provision expense decreased $421 million in the second quarter, or 38.4 percent, relative to the prior quarter. The lower provision expense resulted from both lower charge-offs and an allowance release in the quarter.

•	Net charge-off rates relative to the prior quarter:

–	Domestic Card – improved 99 basis points to 9.49 percent from 10.48 percent
–	International Card – improved 45 basis points to 8.38 percent from 8.83 percent

•	Delinquency rates relative to the prior quarter:

–	Domestic Card – improved 51 basis points to 4.79 percent from 5.30 percent
–	International Card – improved 36 basis points to 6.03 percent from 6.39 percent

•	Purchase volumes in Domestic Card increased $2.6 billion, or 11.0 percent, relative to the prior quarter.

Commercial Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

Capital One – Second Quarter 2010 Results

The Commercial Banking segment consists of commercial and multi-family real-estate, middle market lending, and specialty lending, which are summarized under Commercial Lending and Small Ticket Commercial Real Estate.

•	Commercial Banking reported net income improved to $77 million in the second quarter compared to a net loss in of $49 million in the first quarter, largely as a result of improving credit.

•	Total revenue increased $25 million, or 7.1 percent, during the quarter to $379 million.

•	Period-end loans in Commercial Banking were $29.6 billion, essentially even with the prior quarter.

•	Average deposits increased by $312 million, or 1.4 percent, to $22.2 billion during the second quarter, while the deposit interest expense rate improved 5 basis points to 67 basis points.

•	Provision expense decreased $176 million relative to the prior quarter as a result of lower charge-offs and an allowance release in the quarter.

•	Charge-off rate relative to the prior quarter:

–	Total Commercial Banking –1.21percent, a decline of 16 basis points
–	Commercial lending – 0.98 percent, a decline of 16 basis points
–	Small ticket commercial real estate – 4.21 percent, a decline of 22 basis points

•	Non-performing asset rate relative to the prior quarter:

–	Total Commercial Banking – 2.20 percent, a decline of 44 basis points
–	Commercial lending – 2.10 percent, a decline of 42 basis points
–	Small ticket commercial real estate – 3.57 percent, a decline of 61 basis points

Consumer Banking highlights

For more lending information and statistics on the segment’s results, please refer to the Financial Supplement.

•	Total revenue decreased $115 million, or 9.5 percent, during the quarter to $1.1 billion.

•	Provision expense decreased $162 million relative to the prior quarter as a result of lower charge-offs and a larger allowance release relative to the prior quarter.

•	Period-end loans relative to the prior quarter:

–	Auto – declined $225 million, or 1.3 percent, to $17.2 billion.
–	Mortgage – declined $645 million, or 4.6 percent, to $13.3 billion. Mortgage loans continued to reflect expected run-off in the portfolio.
–	Retail banking – declined $200 million, or 4.0 percent, to $4.8 billion.

•	Auto loan originations increased 31.4 percent over the prior quarter to $1.8 billion in the second quarter.

Capital One – Second Quarter 2010 Results

•
Average deposits in Consumer Banking increased $2.0 billion, or 2.6 percent, to $77.1 billion during the second quarter. Improving interest rates and disciplined pricing drove a 9 basis point decline in the deposit interest expense rate in the quarter.

•	Net charge-off rates relative to the prior quarter:

–	Auto – 2.09 percent, a decrease of 88 basis points
–	Mortgage – 0.46 percent, an decrease of 48 basis points
–	Retail banking – 2.11 percent, even with the prior quarter

TCE and related ratios, as used throughout this release, are non-GAAP financial measures.  For additional information, see Exhibit 99.3 included in the company’s current report on Form 8-K filed July 22, 2010.

Forward looking statements

The company cautions that its current expectations in this release dated July 22, 2010; and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory (including the impact of the Dodd-Frank Act and the regulations to be promulgated thereunder), tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2009 and report on Form 10-Q for the quarter ended March 31, 2010.

Capital One – Second Quarter 2010 Results

About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $117.3 billion in deposits and     $197.5 billion in total assets outstanding as of June 30, 2010. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 100 index.

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NOTE: Second quarter 2010 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.